                                                      Filed Pursuant to Rule 433
                                               Registration File No.: 333-131591

                 CWABS Asset-Backed Certificates Trust 2006-SPS1

                                FINAL TERM SHEET

                           [COUNTRYWIDE LOGO OMITTED]

                           $230,875,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                   ASSET-BACKED CERTIFICATES, SERIES 2006-SPS1

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

                               INITIAL CERTIFICATE PRINCIPAL
                   CLASS                 BALANCE(1)
                  --------     ------------------------------
                    A                   $161,125,000
                    M-1                 $13,125,000
                    M-2                 $11,500,000
                    M-3                  $7,000,000
                    M-4                  $6,375,000
                    M-5                  $6,375,000
                    M-6                  $6,000,000
                    M-7                  $6,000,000
                    M-8                  $5,125,000
                    M-9                  $4,000,000
                    B                    $4,250,000
                    A-R                     $100

________________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

                                     SUMMARY

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-SPS1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P, Class R and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM
Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about June 27, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $40,000 and (y)
August 11, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

                                        1

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the September 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of credit-blemished, closed-end, fixed rate loans that are secured by second liens on one- to four-family residential properties.
We sometimes refer to these loans as home equity loans or mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the mortgage loans in the statistical calculation pool had the following characteristics:

Statistical Calculation Date Pool         $157,268,567
   Principal Balance

Number of Mortgage Loans                  3,489

Average Current Principal Balance         $45,076

Range of Current Principal Balances       $10,597 to $199,940

Weighted Average Mortgage Rate            11.743%

Range of Mortgage Rates                   7.250% to 16.000%

Weighted Average Original
   Combined Loan-to-Value Ratio           97.14%

Percentage of Mortgage Loans with
   Original Combined Loan-to-
   Value Ratios Greater than 80%          94.01%

Geographic Concentrations in
   excess of 10%:

   California                             24.26%

   Florida                                12.00%

Weighted Average Original Term to
   Stated Maturity                        183 months

Weighted Average Remaining Term to
   Stated Maturity                        182 months

Percentage of Mortgage Loans with
   Prepayment Charges                     52.22%

Minimum Credit Bureau Risk Score          480

Maximum Credit Bureau Risk Score          798

Weighted Average Credit Bureau Risk
   Score                                  640

Number of Mortgage Loans with
   Unknown Credit Bureau Risk Score       0

Percentage of Mortgage Loans with
   Unknown Credit Bureau Risk Score       0.00%

                                        2

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                     INITIAL
                   CERTIFICATE                             LAST SCHEDULED     INITIAL      INITIAL     INITIAL      INITIAL
                    PRINCIPAL                               DISTRIBUTION       RATING       RATING      RATING       RATING
     CLASS         BALANCE (1)             TYPE                 DATE        (MOODY'S)(2)   (S&P)(2)   (FITCH)(2)   (DBRS)(2)
----------------   ------------   ----------------------   --------------   ------------   --------   ----------   ----------

OFFERED
CERTIFICATES
A...............   $161,125,000    Senior/Floating Rate    December 2025        Aaa          AAA         AAA          AAA
M-1.............    $13,125,000   Subordinate/Fixed Rate     July 2025          Aa1          AA+         AA+       AA (high)
M-2.............    $11,500,000   Subordinate/Fixed Rate     April 2025         Aa2           AA         AA+       AA (high)
M-3.............    $7,000,000    Subordinate/Fixed Rate    January 2025        Aa3           AA         AA+           AA
M-4.............    $6,375,000    Subordinate/Fixed Rate   September 2024        A1          AA-          AA        AA (low)
M-5.............    $6,375,000    Subordinate/Fixed Rate     June 2024           A2           A+         AA-        A (high)
M-6.............    $6,000,000    Subordinate/Fixed Rate   December 2023         A3           A           A            A
M-7.............    $6,000,000    Subordinate/Fixed Rate     June 2023          Baa1         BBB+         A-        A (low)
M-8.............    $5,125,000    Subordinate/Fixed Rate    October 2008        Baa2         BBB         BBB+      BBB (high)
M-9.............    $4,000,000    Subordinate/Fixed Rate    October 2008        Baa3         BBB         BBB          BBB
B...............    $4,250,000    Subordinate/Fixed Rate    October 2008        Ba1          BBB-        BBB-      BB (high)
A-R.............       $100           REMIC Residual         July 2006          Aaa          AAA         AAA          AAA

NON-OFFERED
CERTIFICATES (3)
P...............      $100 (4)      Prepayment Charges          N/A             N/R          N/R         N/R          N/R
C...............        N/A              Residual               N/A             N/R          N/R         N/R          N/R
R...............        N/A             Charge-off              N/A             N/R          N/R         N/R          N/R

_________________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S"), Standard
      & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
      ("S&P"), Fitch Ratings ("FITCH") and Dominion Bond Rating Service
      ("DBRS"). "N/R" indicates that the rating agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class P, Class C and Class R Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P, Class C and Class R Certificates is provided only to permit a better understanding of the offered certificates.

(4)   The Class P Certificates also will have a notional amount equal to the aggregate stated principal balance of the mortgage loans that contain prepayment charge provisions as of the cut-off date.

                                        3

The certificates will also have the following characteristics:

                 PASS-THROUGH RATE ON   PASS-THROUGH RATE
                  OR BEFORE OPTIONAL      AFTER OPTIONAL                      INTEREST ACCRUAL
    CLASS          TERMINATION DATE      TERMINATION DATE    ACCRUAL PERIOD      CONVENTION
--------------   --------------------   ------------------   --------------   ----------------

OFFERED
CERTIFICATES
A.............    LIBOR + 0.110% (1)    LIBOR + 0.220% (1)        (2)          Actual/360 (3)
M-1...........          6.455%                6.955%              (4)            30/360 (5)
M-2...........          6.495%                6.995%              (4)            30/360 (5)
M-3...........          6.543%                7.043%              (4)            30/360 (5)
M-4...........          6.691%                7.191%              (4)            30/360 (5)
M-5...........          6.890%                7.390%              (4)            30/360 (5)
M-6...........          7.000%                7.500%              (4)            30/360 (5)
M-7...........          7.000%                7.500%              (4)            30/360 (5)
M-8...........          7.000%                7.500%              (4)            30/360 (5)
M-9...........          7.000%                7.500%              (4)            30/360 (5)
B.............          7.000%                7.500%              (4)            30/360 (5)
A-R...........           (6)                   (6)                N/A               N/A
NON-OFFERED
CERTIFICATES
P.............           N/A                   N/A                N/A               N/A
C.............           N/A                   N/A                N/A               N/A
R.............           N/A                   N/A                N/A               N/A

________________

(1)   The pass-through rate on the Class A Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. The Class A Certificates will settle without accrued interest.

(3)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)   The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5)   Interest will accrue at the rate described in this table on the basis of a
      360 day year divided into twelve 30 day months.

(6)   The Class A-R Certificates will not accrue any interest.

                                        4

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

    DESIGNATION              CLASS OF CERTIFICATES
-------------------   -----------------------------------
Fixed Rate            Subordinated Certificates
  Certificates:

Subordinated          Class M-1, Class M-2, Class M-3,
  Certificates:       Class M-4, Class M-5, Class M-6,
                      Class M-7, Class M-8, Class M-9 and
                      Class B Certificates

Offered               Class A Certificates, Subordinated
  Certificates:       Certificates and Class A-R
                      Certificates

Private               Class P, Class C and Class R
  Certificates:       Certificates

RECORD DATE

Class A Certificates:

The business day immediately preceding a distribution date, or if the Class A
Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Offered Certificates other than the Class A Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$20,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.95 and $0.05, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o     the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o     any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date).

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of principal payments to be made on the offered certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans. In addition, if a sufficient amount of distributions have been made on the Class P, Class C and Class R Certificates, the amount of principal payments on the Class M-8, Class M-9 and Class B Certificates may
increase.

                                        5

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses as described below are subtracted):

o     scheduled payments of interest on the mortgage loans collected during the applicable period,

o     interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation,

o     interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans,

o     liquidation proceeds on the mortgage loans during the applicable period
      (to the extent allocable to interest), and

o     the amount, if any, of the seller interest shortfall payment paid by
      Countrywide Home Loans, Inc. on any distribution date on or prior to the
      September 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

o     scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer,

o     prepayments collected in the applicable period;

o     the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer,

o     the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan,

o     liquidation proceeds on the mortgage loans during the applicable period
      (to the extent allocable to principal),

o     excess interest (to the extent available) to reach or maintain the targeted overcollateralization level as described under "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus,

o     charged-off loan proceeds (to the extent available) as described under
      "--Priority of Distributions; Distributions of Charged-off Loan Proceeds"
      below,

o     if the acceleration tracking amount has been reduced to zero, excess interest (to the extent available) as described under "Description of the
      Certificates--Overcollateralization Provisions" in this free writing prospectus, and

o     the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o     the master servicing fee and additional servicing compensation due to the master servicer,

o     the trustee fee due to the trustee,

o     amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed,

o     all prepayment charges (which are distributable only to the Class P
      Certificates), and

o     all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the

                                        6

servicing fee rate). The master servicer will not be entitled to receive the master servicing fee with respect to a charged-off mortgage loan beginning with the due period after the charge-off date.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, interest funds will be distributed in the following order:

o     to the Class A Certificates, current interest and any interest carry forward amount,

o     sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest, and

o     any remaining interest funds to be distributed as part of excess cashflow.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF PRINCIPAL

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal to the Class A Certificates until that class is paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the
Certificates--Distributions--Distributions of Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the Class A
Certificates, until that class is paid in full, before any distributions of principal are made on the subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o     the distribution date on which the certificate principal balance of the
      Class A Certificates is reduced to zero; and

o     the later of: (a) the July 2009 distribution date and (b) the first distribution date on which the certificate principal balance of the Class
      A Certificates (after calculating anticipated distributions on such distribution date) is less than or equal to approximately 28.90% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

o     to the Class A Certificates, until its certificate principal balance is reduced to zero;

o     from the remaining principal distribution amount, sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case until its respective certificate principal balance is reduced to zero; and

o     any remaining principal distribution amount, as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order:

o     to the Class A Certificates, in an amount up to the senior principal distribution target amount, until its certificate principal balance is reduced to zero;

o     from the remaining principal distribution amount, sequentially, in order of their distribution priorities, to each class of

                                        7

o     subordinated certificates, the subordinated class principal distribution target amount for each such class, in each case until its respective certificate principal balance is reduced to zero; and

o     any remaining principal distribution amount, as part of the excess cashflow.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF CHARGED-OFF LOAN PROCEEDS

Any mortgage loan with a scheduled payment that has not been paid in full within
180 days of the due date for the scheduled payment will be a charged-off mortgage loan. The last day of the due period in which the 180th day after the due date related to a delinquent scheduled payment occurs is referred to as the charge-off date. A mortgage loan that has been charged-off by the master servicer as bad debt prior to the related charge-off date will not be a charged-off mortgage loan.

Any net proceeds from the liquidation of a charged-off mortgage loan that are received in any due period after the related charge-off date will be charged-off loan proceeds. Charged-off loan proceeds will be distributable only in accordance with the priorities set forth below and will not be available to make any other distributions or to pay any fees or expenses of the issuing entity other than the master servicer's expenses in connection with auctions of the charged-off mortgage loans and the related auction fee.

On each distribution date, the charged-off loan proceeds received during the related due period, if any, will be distributed in the following order:

o     to the Class A Certificates, the unpaid realized loss amount for such class, if any, after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds;

o     sequentially, in order of their distribution priorities, to each class of subordinated certificates, the unpaid realized loss amount for each such class, if any, after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds;

o     any remaining charged-off loan proceeds, concurrently as follows:

o     50% of the remaining charged-off loan proceeds, to the Class R
      Certificates;

o     50% of the remaining charged-off loan proceeds, sequentially, in the following order of priority:

o     concurrently, to the Class M-7, Class M-8, Class M-9 and Class B
      Certificates, pro rata, based on their respective certificate principal balances, to reduce their certificate principal balances, until their respective certificate principal balances are reduced to zero, and

o     any remaining amount, to the Class C Certificates.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the certificates by approximately 7.65% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the aggregate certificate principal balance of the certificates until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the offered certificates if those losses are not otherwise covered by excess cashflow (if any). The required level of overcollateralization may change over time.

                                        8

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, excess cashflow (if any) will be distributed in the following order:

o     to the classes of offered certificates that are entitled to receive principal on that distribution date, to reduce their respective certificate principal balances, to the extent necessary to restore or maintain the required level of overcollateralization;

o     to the Class A Certificates, the unpaid realized loss amount for such class;

o     sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount and then in an amount equal to the unpaid realized loss amount for each such class;

o     concurrently, to each class of interest-bearing certificates, pro rata based on their respective certificate principal balances to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such remaining unpaid net rate carryover;

o     if the acceleration tracking amount has been reduced to zero, to the Class
      M-8, Class M-9 and Class B Certificates, pro rata, based on their respective certificate principal balances, to reduce their certificate principal balances, until their respective certificate principal balances are reduced to zero;

o     to the Class C Certificates; and

o     to the Class A-R Certificates, as specified in the pooling and servicing agreement, although it is intended that the Class A-R Certificates will not be entitled to any distributions in excess of its certificate principal balance.

SUBORDINATION

The issuance of subordinated classes of certificates by the issuing entity is designed to increase the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

The Class A Certificates will have a distribution priority over the subordinated certificates. Within the classes with an "M" designation, the distribution priority is in numerical order. Within the subordinated certificates, the Class
B Certificates have the lowest distribution priority.

Once the protection provided by excess cashflow and overcollateralization is exhausted, subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the Class A Certificates.

ALLOCATION OF REALIZED LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the more senior classes of certificates.
Realized losses on the mortgage loans will be allocated in the following order of priority:

o     to the classes of subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective certificate principal balances are reduced to zero, and

o     to the Class A Certificates, until its certificate principal balance is reduced to zero.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the

                                        9

master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.
The master servicer will not make any advances with respect to any charged-off mortgage loan after the related charge-off date.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the assets held in the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying
REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying
REMICs.

LEGAL INVESTMENT CONSIDERATIONS

The certificates will not be mortgage related securities for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the certificates.

ERISA CONSIDERATIONS

Generally, the offered certificates (other than the Class A-R Certificates) may be purchased by a pension, employee benefit, or other plan subject to the
Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met.

                                       10

                        THE STATISTICAL CALCULATION POOL

                                                    LOAN PROGRAMS

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
                                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
LOAN PROGRAM                               LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

10 Year Term .......................           6       $      152,817          0.10%         25,470          12.218
15 Year Term .......................          82            3,117,045          1.98          38,013          11.594
20 Year Term .......................         190            6,870,208          4.37          36,159          11.808
30/15 Balloon ......................       3,211          147,128,496         93.55          45,820          11.743
                                        -----------    --------------     -----------
  Total ............................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
                                         MATURITY        BUREAU      LOAN-TO-VALUE
LOAN PROGRAM                             (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

10 Year Term .......................      118.87           632           67.7
15 Year Term .......................      178.66           627           85.0
20 Year Term .......................      238.96           620           88.9
30/15 Balloon ......................      179.04           641           97.8

  Total ............................

                                        ORIGINAL TERMS TO STATED MATURITY(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
ORIGINAL TERM                            MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
TO MATURITY (MONTHS)                       LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

120 ................................           6       $      152,817          0.10%         25,470          12.218
180 ................................       3,293          150,245,541         95.53          45,626          11.740
240 ................................         190            6,870,208          4.37          36,159          11.808
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
ORIGINAL TERM                            MATURITY        BUREAU      LOAN-TO-VALUE
TO MATURITY (MONTHS)                     (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

120 ................................      118.87           632           67.7
180 ................................      179.03           641           97.5
240 ................................      238.96           620           88.9

   Total ...........................

____________
(1)   As of the Statistical Calculation Date, the weighted average original term to stated maturity of the Statistical Mortgage Loans was approximately 183 months.

                                       11

                                     CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
RANGE OF                                STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
CURRENT MORTGAGE                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
LOAN PRINCIPAL BALANCES ($)                LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

0.01 - 25,000.00 ...................         743       $   15,198,285          9.66%         20,455          11.899
25,000.01 - 50,000.00 ..............       1,638           59,143,760         37.61          36,107          11.846
50,000.01 - 75,000.00 ..............         686           41,734,950         26.54          60,838          11.708
75,000.01 - 100,000.00 .............         295           25,542,793         16.24          86,586          11.605
100,000.01 - 150,000.00 ............         114           13,412,695          8.53         117,655          11.570
150,000.01 - 200,000.00 ............          13            2,236,083          1.42         172,006          11.245
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
RANGE OF                                 TERM TO         CREDIT        COMBINED
CURRENT MORTGAGE                         MATURITY        BUREAU      LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)              (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

0.01 - 25,000.00 ...................      184.19           620           96.2
25,000.01 - 50,000.00 ..............      182.23           633           96.8
50,000.01 - 75,000.00 ..............      180.69           645           97.4
75,000.01 - 100,000.00 .............      181.23           650           96.7
100,000.01 - 150,000.00 ............      179.69           654           99.2
150,000.01 - 200,000.00 ............      179.09           679           99.8

   Total ...........................

____________
(1)   As of the Statistical Calculation Date, the average current mortgage loan principal balance of the Statistical Mortgage Loans was approximately
      $45,076.

                                       12

                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
                                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
STATE                                      LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

Alabama ............................          47       $    1,278,126          0.81%         27,194          12.236
Alaska .............................           7              306,208          0.19          43,744          12.277
Arizona ............................         190            8,361,119          5.32          44,006          11.975
California .........................         502           38,157,109         24.26          76,010          11.359
Colorado ...........................          71            2,869,593          1.82          40,417          11.896
Connecticut ........................          40            1,681,302          1.07          42,033          11.532
Delaware ...........................           7              418,586          0.27          59,798          12.139
District of Columbia ...............           5              427,696          0.27          85,539          11.085
Florida ............................         405           18,868,280         12.00          46,588          12.087
Georgia ............................         162            5,809,556          3.69          35,861          12.338
Hawaii .............................          16            1,345,808          0.86          84,113          11.984
Idaho ..............................          32            1,019,795          0.65          31,869          12.179
Illinois ...........................         217            9,362,775          5.95          43,146          11.880
Indiana ............................          34              854,428          0.54          25,130          12.461
Iowa ...............................          16              402,089          0.26          25,131          12.866
Kansas .............................          23              605,955          0.39          26,346          12.590
Kentucky ...........................          34              791,186          0.50          23,270          12.267
Louisiana ..........................          30              880,896          0.56          29,363          12.394
Maine ..............................           8              271,324          0.17          33,915          11.375
Maryland ...........................          70            3,316,722          2.11          47,382          11.772
Massachusetts ......................          82            4,505,404          2.86          54,944          11.477
Michigan ...........................         101            3,116,076          1.98          30,852          12.040
Minnesota ..........................          34            1,390,507          0.88          40,897          11.778
Mississippi ........................          20              612,933          0.39          30,647          12.203
Missouri ...........................          60            1,760,855          1.12          29,348          12.196
Montana ............................           9              278,914          0.18          30,990          12.162
Nebraska ...........................          12              306,230          0.19          25,519          12.505
Nevada .............................          99            5,386,650          3.43          54,411          11.962
New Hampshire ......................          30            1,264,811          0.80          42,160          11.880
New Jersey .........................          56            2,802,780          1.78          50,050          12.727
New Mexico .........................          14              432,960          0.28          30,926          12.372
New York ...........................          62            4,078,260          2.59          65,778          11.930
North Carolina .....................          71            2,318,282          1.47          32,652          12.264
North Dakota .......................           3               72,876          0.05          24,292          12.446
Ohio ...............................          68            1,675,416          1.07          24,638          12.473
Oklahoma ...........................          29              681,172          0.43          23,489          12.270
Oregon .............................          58            2,539,061          1.61          43,777          11.506
Pennsylvania .......................          43            1,330,407          0.85          30,940          12.586
Rhode Island .......................          11              622,324          0.40          56,575          12.096
South Carolina .....................          26              820,305          0.52          31,550          12.252
South Dakota .......................           6              164,287          0.10          27,381          12.338
Tennessee ..........................          58            1,881,733          1.20          32,444          11.237
Texas ..............................         289            8,243,935          5.24          28,526           9.940
Utah ...............................          59            1,846,839          1.17          31,302          11.758
Vermont ............................           3               95,457          0.06          31,819          13.000
Virginia ...........................          71            3,584,660          2.28          50,488          12.107
Washington .........................         151            7,025,931          4.47          46,529          11.801
West Virginia ......................           6              172,192          0.11          28,699          12.771
Wisconsin ..........................          33              913,333          0.58          27,677          12.337
Wyoming ............................           9              315,422          0.20          35,047          12.359
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
                                         MATURITY        BUREAU      LOAN-TO-VALUE
STATE                                    (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

Alabama ............................      182.59           617           98.2
Alaska .............................      187.74           621           95.0
Arizona ............................      181.12           640           94.8
California .........................      179.65           658           97.3
Colorado ...........................      181.85           640           98.4
Connecticut ........................      197.84           638           93.2
Delaware ...........................      178.55           615           91.2
District of Columbia ...............      179.30           652           98.1
Florida ............................      181.59           641           97.1
Georgia ............................      180.30           625           98.1
Hawaii .............................      181.20           634           92.9
Idaho ..............................      179.10           636           95.9
Illinois ...........................      181.19           637           98.9
Indiana ............................      188.96           609           99.4
Iowa ...............................      179.44           628           99.7
Kansas .............................      183.83           624           98.9
Kentucky ...........................      184.92           629           95.5
Louisiana ..........................      180.14           629           96.6
Maine ..............................      179.09           632           96.3
Maryland ...........................      186.43           633           93.6
Massachusetts ......................      183.64           631           94.6
Michigan ...........................      192.02           633           98.9
Minnesota ..........................      179.00           660           98.7
Mississippi ........................      181.03           622          100.0
Missouri ...........................      183.15           625           96.5
Montana ............................      179.17           623           99.8
Nebraska ...........................      178.90           627           99.9
Nevada .............................      179.86           645           97.3
New Hampshire ......................      181.55           620           93.5
New Jersey .........................      183.94           615           92.2
New Mexico .........................      179.87           627           97.0
New York ...........................      184.04           653           97.7
North Carolina .....................      181.10           627           98.2
North Dakota .......................      179.34           612          100.0
Ohio ...............................      181.37           620           98.5
Oklahoma ...........................      181.27           615           99.6
Oregon .............................      179.10           642           95.7
Pennsylvania .......................      182.51           638           97.6
Rhode Island .......................      181.51           618           97.3
South Carolina .....................      232.97           619           98.0
South Dakota .......................      179.17           620          100.0
Tennessee ..........................      179.09           617           97.3
Texas ..............................      180.49           628          100.0
Utah ...............................      178.81           639           99.8
Vermont ............................      193.06           617           93.5
Virginia ...........................      180.45           645           97.9
Washington .........................      179.47           634           96.3
West Virginia ......................      179.13           623           99.6
Wisconsin ..........................      178.82           635           97.7
Wyoming ............................      179.08           604          100.0

   Total ...........................

____________
(1)   As of the Statistical Calculation Date, no more than approximately 0.477%
      of the Statistical Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                                       13

                                      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
RANGE OF ORIGINAL                       STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
COMBINED                                 MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
LOAN-TO-VALUE RATIOS (%)                   LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

0.01 - 50.00 .......................          12       $      378,106          0.24%         31,509          12.108
50.01 - 55.00 ......................          10              355,768          0.23          35,577          12.398
55.01 - 60.00 ......................          25            1,134,910          0.72          45,396          11.700
60.01 - 65.00 ......................          21              911,184          0.58          43,390          11.759
65.01 - 70.00 ......................          31            1,298,830          0.83          41,898          11.437
70.01 - 75.00 ......................          49            2,188,788          1.39          44,669          11.955
75.01 - 80.00 ......................          81            3,160,064          2.01          39,013          12.176
80.01 - 85.00 ......................          89            4,088,058          2.60          45,933          11.575
85.01 - 90.00 ......................         113            4,559,846          2.90          40,353          11.349
90.01 - 95.00 ......................          86            3,972,599          2.53          46,193          11.541
95.01 - 100.00 .....................       2,972          135,220,415         85.98          45,498          11.754
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
RANGE OF ORIGINAL                        TERM TO         CREDIT        COMBINED
COMBINED                                 MATURITY        BUREAU      LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)                 (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

0.01 - 50.00 .......................      175.93           604           33.9
50.01 - 55.00 ......................      200.93           608           53.0
55.01 - 60.00 ......................      178.53           613           57.6
60.01 - 65.00 ......................      191.44           609           62.8
65.01 - 70.00 ......................      192.95           611           67.7
70.01 - 75.00 ......................      183.47           606           72.8
75.01 - 80.00 ......................      195.28           603           78.2
80.01 - 85.00 ......................      192.18           616           83.2
85.01 - 90.00 ......................      189.73           627           88.9
90.01 - 95.00 ......................      180.05           644           94.3
95.01 - 100.00 .....................      180.50           644           99.9

   Total ...........................

____________
(1)   As of the Statistical Calculation Date, the weighted average original
      Combined Loan-to-Value Ratio of the Statistical Mortgage Loans was
      approximately 97.14%.

                                              CURRENT MORTGAGE RATES(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
RANGE OF CURRENT                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
MORTGAGE RATES (%)                         LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

7.001 - 7.500 ......................           2       $      109,506          0.07%         54,753           7.386
7.501 - 8.000 ......................           1               65,956          0.04          65,956           8.000
8.001 - 8.500 ......................           6              329,060          0.21          54,843           8.329
8.501 - 9.000 ......................          30            1,086,786          0.69          36,226           8.826
9.001 - 9.500 ......................          14              740,054          0.47          52,861           9.355
9.501 - 10.000 .....................         366           12,916,980          8.21          35,292           9.871
10.001 - 10.500 ....................         144            7,567,093          4.81          52,549          10.329
10.501 - 11.000 ....................         279           15,127,876          9.62          54,222          10.860
11.001 - 11.500 ....................         478           25,288,986         16.08          52,906          11.338
11.501 - 12.000 ....................         596           29,824,746         18.96          50,042          11.816
12.001 - 12.500 ....................         640           28,685,429         18.24          44,821          12.297
12.501 - 13.000 ....................         573           22,610,949         14.38          39,461          12.772
13.001 - 13.500 ....................         193            7,046,849          4.48          36,512          13.282
13.501 - 14.000 ....................         104            3,970,577          2.52          38,179          13.757
Greater than 14.000 ................          63            1,897,718          1.21          30,123          14.439
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
RANGE OF CURRENT                         MATURITY        BUREAU      LOAN-TO-VALUE
MORTGAGE RATES (%)                       (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

7.001 - 7.500 ......................      179.45           605           87.2
7.501 - 8.000 ......................      179.00           636          100.0
8.001 - 8.500 ......................      184.49           621           87.5
8.501 - 9.000 ......................      190.62           628           94.9
9.001 - 9.500 ......................      179.01           642           94.8
9.501 - 10.000 .....................      181.86           636           99.0
10.001 - 10.500 ....................      180.61           669           96.4
10.501 - 11.000 ....................      181.69           664           96.2
11.001 - 11.500 ....................      180.53           662           97.0
11.501 - 12.000 ....................      181.83           641           97.1
12.001 - 12.500 ....................      181.68           631           97.8
12.501 - 13.000 ....................      181.07           618           97.2
13.001 - 13.500 ....................      183.02           618           95.4
13.501 - 14.000 ....................      183.88           614           96.4
Greater than 14.000 ................      183.40           615           98.2

   Total ...........................

____________
(1)   As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans was approximately 11.743%
      per annum. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans net of the Master
      Servicing Fees and the Trustee Fee was approximately 11.234% per annum.

                                       14

                                            TYPES OF MORTGAGED PROPERTIES

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
                                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
PROPERTY TYPE                              LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

Single Family Residence ............       2,445       $  108,275,858         68.85%         44,285          11.751
Planned Unit Development ...........         661           30,750,992         19.55          46,522          11.633
Condominium ........................         327           15,302,081          9.73          46,795          11.808
2 - 4 Family Home ..................          38            1,939,057          1.23          51,028          12.296
High-rise Condominium ..............          18            1,000,578          0.64          55,588          12.247
                                        -----------    --------------     -----------
Total ..............................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
                                         MATURITY        BUREAU      LOAN-TO-VALUE
PROPERTY TYPE                            (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

Single Family Residence ............      181.80           640           96.9
Planned Unit Development ...........      181.65           635           97.5
Condominium ........................      180.36           649           97.9
2 - 4 Family Home ..................      179.71           647           99.7
High-rise Condominium ..............      179.00           676           99.7

Total ..............................

                                              PURPOSE OF MORTGAGE LOANS

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
                                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
LOAN PURPOSE                               LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

Purchase ...........................       2,628       $  118,750,824         75.51%         45,187          11.790
Refinance (cash-out) ...............         672           29,324,751         18.65          43,638          11.599
Refinance (rate/term) ..............         189            9,192,992          5.85          48,640          11.603
                                        -----------    --------------     -----------
  Total ............................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
                                         MATURITY        BUREAU      LOAN-TO-VALUE
LOAN PURPOSE                             (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

Purchase ...........................      180.02           645           99.8
Refinance (cash-out) ...............      188.29           624           89.3
Refinance (rate/term) ..............      180.44           628           87.9

  Total ............................

                                                 OCCUPANCY TYPES(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
                                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
OCCUPANCY TYPE                             LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

Owner Occupied .....................       3,485       $  157,074,138         99.88%         45,071          11.744
Secondary Residence ................           4              194,429          0.12          48,607          10.756
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
                                         MATURITY        BUREAU      LOAN-TO-VALUE
OCCUPANCY TYPE                           (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

Owner Occupied .....................      181.59           640           97.1
Secondary Residence ................      178.80           638           98.1

   Total ...........................

____________
(1)   Based upon representations of the related borrowers at the time of origination.

                                       15

                                           REMAINING TERMS TO MATURITY(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
RANGE OF                                STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
REMAINING TERMS                          MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
TO MATURITY (MONTHS)                       LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

1 - 120 ............................           6       $      152,817          0.10%         25,470          12.218
121 - 180 ..........................       3,293          150,245,541         95.53          45,626          11.740
181 - 300 ..........................         190            6,870,208          4.37          36,159          11.808
                                        -----------    --------------     -----------
Total ..............................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
RANGE OF                                 TERM TO         CREDIT        COMBINED
REMAINING TERMS                          MATURITY        BUREAU      LOAN-TO-VALUE
TO MATURITY (MONTHS)                     (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

1 - 120 ............................      118.87           632           67.7
121 - 180 ..........................      179.03           641           97.5
181 - 300 ..........................      238.96           620           88.9

Total ..............................

____________
(1)   As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Statistical Mortgage Loans was approximately 182 months.

                                               DOCUMENTATION PROGRAMS

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
                                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
DOCUMENTATION PROGRAM                      LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

Full ...............................       2,259       $   94,185,311         59.89%         41,693          11.627
Stated Income ......................       1,230           63,083,256         40.11          51,287          11.917
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
                                         MATURITY        BUREAU      LOAN-TO-VALUE
DOCUMENTATION PROGRAM                    (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

Full ...............................      182.88           622           95.4
Stated Income ......................      179.67           667           99.8

   Total ...........................

                                            CREDIT BUREAU RISK SCORES(1)

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
RANGE OF                                STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
CREDIT BUREAU                            MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
RISK SCORES                                LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

781 - 800 ..........................           8       $      364,767          0.23%         45,596          11.181
761 - 780 ..........................          20            1,276,916          0.81          63,846          11.342
741 - 760 ..........................          32            1,897,150          1.21          59,286          11.419
721 - 740 ..........................          63            3,318,065          2.11          52,668          11.114
701 - 720 ..........................         110            6,364,934          4.05          57,863          11.240
681 - 700 ..........................         239           13,361,808          8.50          55,907          11.208
661 - 680 ..........................         393           19,925,800         12.67          50,702          11.424
641 - 660 ..........................         543           25,879,479         16.46          47,660          11.714
621 - 640 ..........................         672           30,533,541         19.41          45,437          11.869
601 - 620 ..........................         605           24,568,537         15.62          40,609          11.959
581 - 600 ..........................         620           23,004,137         14.63          37,103          12.126
561 - 580 ..........................         162            5,966,203          3.79          36,828          12.173
541 - 560 ..........................          18              647,331          0.41          35,963          12.167
521 - 540 ..........................           3              139,936          0.09          46,645          12.223
500 or Less ........................           1               19,962          0.01          19,962          12.500
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
RANGE OF                                 TERM TO         CREDIT        COMBINED
CREDIT BUREAU                            MATURITY        BUREAU      LOAN-TO-VALUE
RISK SCORES                              (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

781 - 800 ..........................      178.68           791           98.5
761 - 780 ..........................      178.79           771           99.0
741 - 760 ..........................      179.01           750          100.0
721 - 740 ..........................      179.20           730           99.5
701 - 720 ..........................      181.09           710           99.4
681 - 700 ..........................      180.39           689           99.3
661 - 680 ..........................      180.05           670           98.9
641 - 660 ..........................      181.41           649           98.0
621 - 640 ..........................      180.79           630           97.5
601 - 620 ..........................      183.18           610           95.4
581 - 600 ..........................      182.61           590           95.8
561 - 580 ..........................      185.95           572           88.5
541 - 560 ..........................      190.11           554           96.0
521 - 540 ..........................      195.53           527           87.2
500 or Less ........................      179.00           480           75.3

   Total ...........................

____________
(1)   As of the Statistical Calculation Date, the weighted average Credit Bureau
      Risk Score of the mortgagors related to the Statistical Mortgage Loans was approximately 640.

                                       16

                                                       GRADES

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
                                         MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
GRADE                                      LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

A ..................................       3,129       $  142,739,810         90.76%         45,618          11.725
A- .................................          40            2,191,086          1.39          54,777          11.813
B ..................................         121            4,771,265          3.03          39,432          11.974
C ..................................         113            4,443,177          2.83          39,320          11.758
C- .................................          85            3,095,237          1.97          36,415          12.154
D ..................................           1               27,991          0.02          27,991          11.700
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
                                         MATURITY        BUREAU      LOAN-TO-VALUE
GRADE                                    (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

A ..................................      181.34           642           97.6
A- .................................      184.41           618           83.6
B ..................................      187.39           622           91.6
C ..................................      183.32           625           92.7
C- .................................      179.82           615          100.0
D ..................................      179.00           626          100.0

   Total ...........................

                                              PREPAYMENT CHARGE PERIODS

                                                                                            AVERAGE        WEIGHTED
                                         NUMBER OF       AGGREGATE           % OF          PRINCIPAL        AVERAGE
                                        STATISTICAL      PRINCIPAL        STATISTICAL       BALANCE         CURRENT
PREPAYMENT CHARGE                        MORTGAGE         BALANCE          MORTGAGE       OUTSTANDING      MORTGAGE
PERIOD (MONTHS)                            LOANS        OUTSTANDING          LOANS            ($)          RATE (%)
------------------------------------    -----------    --------------     -----------     -----------      ---------

0 ..................................       1,831       $   75,145,650         47.78%         41,041          11.867
12 .................................          33            2,367,495          1.51          71,742          12.068
24 .................................       1,067           54,394,016         34.59          50,978          11.681
36 .................................         445           19,939,499         12.68          44,808          11.624
60 .................................         113            5,421,906          3.45          47,981          10.951
                                        -----------    --------------     -----------
   Total ...........................       3,489       $  157,268,567        100.00%
                                        ===========    ==============     ===========

                                         WEIGHTED                      WEIGHTED
                                         AVERAGE        WEIGHTED        AVERAGE
                                        REMAINING        AVERAGE       ORIGINAL
                                         TERM TO         CREDIT        COMBINED
PREPAYMENT CHARGE                        MATURITY        BUREAU      LOAN-TO-VALUE
PERIOD (MONTHS)                          (MONTHS)      RISK SCORE      RATIO (%)
------------------------------------    ---------      ----------    -------------

0 ..................................      182.44           636           97.1
12 .................................      178.90           649           95.0
24 .................................      179.54           648           99.3
36 .................................      183.09           639           94.1
60 .................................      185.90           626           87.9

   Total ...........................

                                       17

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
Master Servicing Fee will not be payable for any Charged-off Mortgage Loan beginning with the Due Period immediately after the Charge-off Date. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "--Adjustment to Master Servicing Fee in Connection with
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the
Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home
Loans will remit the purchase price to the Master Servicer for deposit into the
Certificate Account within one Business Day of the purchase of that Mortgage
Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an

                                       18

alternative to refinancings. Countrywide Home Loans will indemnify the Trust
Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

AUCTION OF CHARGED-OFF MORTGAGE LOANS

      Any Mortgage Loan with a Scheduled Payment that that has not been paid in full within 180 days of the Due Date for such Scheduled Payment will be a
"CHARGED-OFF MORTGAGE LOAN". The last day of the Due Period in which the 180th day after the Due Date related to a delinquent Scheduled Payment occurs is referred to as the "CHARGE-OFF DATE". A Mortgage Loan that has been charged-off by the Master Servicer as bad debt prior to the Charge-off Date will not be a
Charged-off Mortgage Loan.

      The Master Servicer is required under the Pooling and Servicing Agreement to use reasonable efforts to solicit bids from at least two unaffiliated third parties for the purchase of a Charged-off Mortgage Loan during the period commencing on the related Charge-off Date and ending one year after the related
Charge-off Date (such time period, the "AUCTION PERIOD"). If more than one
Charged-off Mortgage Loan exists, the Master Servicer may solicit bids for a single Charged-off Mortgage Loan, a portion of the outstanding Charged-off
Mortgage Loans or all of the outstanding Charged-off Mortgage Loans. If fewer than two bids with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the Master Servicer will use reasonable efforts to foreclose the property securing the related Charged-off Mortgage Loan to the extent that the Master Servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. If two or more bids with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the Master Servicer will arrange for the sale of the
Charged-off Mortgage Loan to the highest bidder. The Master Servicer will prepare on behalf of the issuing entity any necessary documentation required to transfer title to the Charged-off Mortgage Loans from the issuing entity to the purchaser. The Master Servicer will deduct from the proceeds of the sale of such
Charged-off Mortgage Loan its reimbursable expenses incurred in connection with the liquidation and sale of a Charged-off Mortgage Loan and a fee equal to 10%
of the proceeds of the sale of such Charged-off Mortgage Loan.

                                STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment performance of credit-blemished, fixed rate, closed-end, second lien mortgage loans originated by Countrywide Home Loans is attached as Exhibit
A. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

   o  prior securitized pools of Countrywide Home Loans that do not include the
      Mortgage Loans and that were established before January 1, 2006 and information regarding Countrywide Home Loans overall mortgage loan portfolio for the origination years before January 1, 2006; or

   o  in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

      The Characteristics Report contained in Exhibit A identifies the characteristics of all credit-blemished, fixed rate, closed-end, second lien mortgage loans originated by Countrywide Home Loans during each of the 2003,
2004 and 2005 calendar years. The information in the Characteristics Report is based on the characteristics of each mortgage loan as of its origination date.

      Each Performance Report contained in Exhibit A relates to an origination year and sets forth the delinquency, cumulative loss and prepayment data in monthly increments beginning with the first calendar month after the end of the applicable origination year. Each monthly increment of data in each Performance
Report provides data regarding the mortgage loans from the applicable origination year, but the performance data for each monthly increment does not include performance data related to mortgage loans that were (i) prepaid in full by the related borrower prior to the end of the related origination year, (ii)
charged-off by Countrywide Home Loans prior to the end of the related origination year or (iii) sold to unaffiliated parties on a servicing-released basis prior to the end of the applicable origination year or prior to the beginning of the calendar month related to the monthly increment for which performance data is shown. Definitions related to the headings of each column of the Performance Reports has been included at the end of Exhibit A.

                                       19

      We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans will be comparable to the historical prepayment, loss or delinquency experience of the mortgage loans for which performance data is included in Exhibit A. You should note how the characteristics of the mortgage loans in those origination years differ from the characteristics of the Mortgage
Loans. Such differences, along with the varying economic conditions to which those mortgage loans were subject, may make it unlikely that the Mortgage Loans will perform in the same way that those mortgage loans have performed.

                             CHARACTERISTICS REPORT

ORIGINATIONS DURING
ORIGINATION YEAR
                                -----------------------------------------------------------
                                      2005                 2004                2003
                                -----------------------------------------------------------

Loan Amount                      $2,565,281,845.73   $1,796,816,701.40     $225,845,012.36
Loan Count                                  55,918              41,586               5,264
Average Loan Amount                     $45,875.78          $43,207.25          $42,903.69

RANGE OF
NOTE RATES
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

Other                            $792,007.00         0.03%              $3,319,253.00          0.18%
6.001 - 6.500                  $1,287,455.30         0.05%              $3,816,781.00          0.21%
6.501 - 7.000                  $2,312,845.00         0.09%              $9,172,849.01          0.51%
7.001 - 7.500                  $8,422,744.80         0.33%              $9,881,535.95          0.55%
7.501 - 8.000                 $17,566,320.40         0.68%             $21,069,218.11          1.17%
8.001 - 8.500                 $38,406,777.58         1.50%             $22,986,172.53          1.28%
8.501 - 9.000                 $89,358,224.66         3.48%             $80,835,019.20          4.50%
9.001 - 9.500                $124,812,977.45         4.87%             $98,621,656.78          5.49%
9.501- 10.000                $465,868,466.52        18.16%            $355,234,356.60         19.77%
10.001 - 10.500              $364,591,970.70        14.21%            $267,889,807.22         14.91%
10.501 - 11.000              $526,153,391.11        20.51%            $486,491,295.63         27.08%
11.001 - 11.500              $419,788,174.79        16.36%            $235,276,398.03         13.09%
11.501 - 12.000              $321,167,994.12        12.52%            $144,480,796.17          8.04%
12.001 - 12.500              $111,345,158.16         4.34%             $31,483,856.65          1.75%
12.501 - 13.000               $51,202,472.01         2.00%             $14,962,208.36          0.83%
>= 13.001                     $22,204,866.13         0.87%             $11,295,497.16          0.63%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

Other                           $193,301.00         0.09%
6.001 - 6.500                         $0.00         0.00%
6.501 - 7.000                    $90,970.00         0.04%
7.001 - 7.500                   $568,000.00         0.25%
7.501 - 8.000                 $1,027,623.00         0.46%
8.001 - 8.500                 $1,263,216.00         0.56%
8.501 - 9.000                 $6,294,613.00         2.79%
9.001 - 9.500                 $6,705,311.08         2.97%
9.501- 10.000                $17,428,856.00         7.72%
10.001 - 10.500              $10,057,680.00         4.45%
10.501 - 11.000             $140,372,895.48        62.15%
11.001 - 11.500              $13,457,784.80         5.96%
11.501 - 12.000              $16,637,106.29         7.37%
12.001 - 12.500               $4,747,194.71         2.10%
12.501 - 13.000               $3,385,284.00         1.50%
>= 13.001                     $3,615,177.00         1.60%
Total                       $225,845,012.36       100.00%

RANGE OF LOAN
AMOUNTS
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

    0.01   - 5,000.00              $4,200.00         0.00%                  $4,500.00          0.00%
5,000.01   - 10,000.00            $90,442.30         0.00%                $224,290.00          0.01%
10,000.01  - 15,000.00        $12,648,840.50         0.49%             $15,317,398.73          0.85%
15,000.01  - 20,000.00        $75,497,570.24         2.94%             $59,445,943.48          3.31%
20,000.01  - 25,000.00       $138,923,225.71         5.42%            $104,782,736.63          5.83%
25,000.01  - 30,000.00       $207,589,329.10         8.09%            $149,417,665.10          8.32%
30,000.01  - 40,000.00       $402,221,670.16        15.68%            $303,658,523.01         16.90%
40,000.01  - 50,000.00       $325,638,211.00        12.69%            $262,540,213.09         14.61%
50,000.01  - 60,000.00       $296,778,861.48        11.57%            $239,141,820.41         13.31%
60,000.01  - 80,000.00       $496,441,343.03        19.35%            $364,421,506.44         20.28%
80,000.01  - 100,000.00      $337,678,220.07        13.16%            $219,201,459.11         12.20%
100,000.01 - 150,000.00      $238,243,838.08         9.29%             $76,641,170.40          4.27%
> 150,000.00                  $33,526,094.06         1.31%              $2,019,475.00          0.11%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

    0.01   - 5,000.00                 $0.00         0.00%
5,000.01   - 10,000.00           $64,200.00         0.03%
10,000.01  - 15,000.00        $1,930,912.00         0.85%
15,000.01  - 20,000.00        $7,473,934.95         3.31%
20,000.01  - 25,000.00       $12,507,539.01         5.54%
25,000.01  - 30,000.00       $18,217,576.50         8.07%
30,000.01  - 40,000.00       $37,607,925.18        16.65%
40,000.01  - 50,000.00       $35,227,950.78        15.60%
50,000.01  - 60,000.00       $34,118,152.84        15.11%
60,000.01  - 80,000.00       $48,288,699.81        21.38%
80,000.01  - 100,000.00      $24,319,363.89        10.77%
100,000.01 - 150,000.00       $5,886,757.40         2.61%
> 150,000.00                    $202,000.00         0.09%
Total                       $225,845,012.36       100.00%

                                       20

                       CHARACTERISTICS REPORT (CONTINUED)

RANGE OF CREDIT
BUREAU RISK SCORES
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

300 - 499                        $716,969.60         0.03%              $1,732,204.00          0.10%
500 - 539                     $18,156,238.34         0.71%              $4,947,771.40          0.28%
540 - 579                    $143,891,211.25         5.61%             $35,778,870.64          1.99%
580 - 619                    $675,784,618.98        26.34%            $404,343,687.88         22.50%
620 - 659                    $881,798,038.96        34.37%            $618,174,873.07         34.40%
660 - 699                    $566,873,131.49        22.10%            $481,085,739.35         26.77%
700 - 739                    $193,162,055.21         7.53%            $178,370,102.98          9.93%
>= 740                        $84,525,459.00         3.29%             $72,286,452.08          4.02%
Unknown                          $374,122.90         0.01%                 $97,000.00          0.01%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

Weighted Average FICO                    642                                      652

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

300 - 499                        $78,300.00         0.03%
500 - 539                        $93,650.00         0.04%
540 - 579                     $2,872,657.00         1.27%
580 - 619                    $37,614,236.21        16.65%
620 - 659                    $81,009,922.97        35.87%
660 - 699                    $66,921,290.58        29.63%
700 - 739                    $25,147,159.80        11.13%
>= 740                       $12,070,995.80         5.34%
Unknown                          $36,800.00         0.02%
Total                       $225,845,012.36       100.00%

Weighted Average FICO                   659

RANGE OF CLTVS
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

0.001 -50.000                 $19,406,410.30         0.76%              $8,081,532.60          0.45%
50.001 -60.000                $12,311,587.20         0.48%              $4,102,628.49          0.23%
60.001 -70.000                $26,530,271.35         1.03%              $8,999,452.20          0.50%
70.001 -80.000                $55,829,649.04         2.18%             $22,894,195.99          1.27%
80.001 - 90.000              $118,392,344.44         4.62%             $55,152,062.76          3.07%
90.001 - 100.000           $2,329,886,667.74        90.82%          $1,694,582,012.57         94.31%
100.001 - 103.000              $1,995,735.66         0.08%              $2,151,007.79          0.12%
103.001 - 125.000                $850,180.00         0.03%                $782,309.00          0.04%
Unknown                           $79,000.00         0.00%                 $71,500.00          0.00%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

Weighted Average CLTV                  97.44                                    98.35

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

0.001 -50.000                 $2,282,108.80         1.01%
50.001 -60.000                  $783,851.00         0.35%
60.001 -70.000                $2,019,194.00         0.89%
70.001 -80.000                $5,340,985.89         2.36%
80.001 - 90.000              $11,624,251.79         5.15%
90.001 - 100.000            $202,471,592.07        89.65%
100.001 - 103.000               $938,563.81         0.42%
103.001 - 125.000               $349,465.00         0.15%
Unknown                          $35,000.00         0.02%
Total                       $225,845,012.36       100.00%

Weighted Average CLTV                 97.32

DOCUMENTATION
TYPE
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

Full                       $1,579,472,119.62        61.57%            $999,992,951.93         55.65%
Unknown                          $202,316.00         0.01%                $237,400.00          0.01%
Simple                                  0.00         0.00%                 $22,500.00          0.00%
Stated                       $981,976,004.41        38.28%            $796,563,849.47         44.33%
Stated Income/Stated
  Assets                       $3,631,405.70         0.14%                      $0.00          0.00%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

Full                        $134,478,207.55        59.54%
Unknown                          $18,900.00         0.01%
Simple                          $470,548.00         0.21%
Stated                       $90,877,356.81        40.24%
Stated Income/Stated
  Assets                              $0.00         0.00%
Total                       $225,845,012.36       100.00%

                                       21

                       CHARACTERISTICS REPORT (CONTINUED)

PURPOSE
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

Purchase                   $1,859,801,561.17        72.50%          $1,358,676,838.40         75.62%
Cashout Refinance            $578,254,987.23        22.54%            $353,977,188.95         19.70%
Rate/Term Refinance          $127,225,297.33         4.96%             $84,162,674.05          4.68%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

Purchase                    $188,852,233.88        83.62%
Cashout Refinance            $31,883,990.79        14.12%
Rate/Term Refinance           $5,108,787.69         2.26%
Total                       $225,845,012.36       100.00%

OCCUPANCY
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

Owner Occupied             $2,556,763,645.76        99.67%          $1,796,148,639.40         99.96%
Non-Owner Occupied             $4,772,737.32         0.19%                $475,571.00          0.03%
2nd/Vacation                   $3,745,462.65         0.15%                $192,491.00          0.01%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

Owner Occupied              $224,917,332.36        99.59%
Non-Owner Occupied              $841,750.00         0.37%
2nd/Vacation                     $85,930.00         0.04%
Total                       $225,845,012.36       100.00%

PROPERTY TYPE
                         -------------------------------------------------------------------------------
                                         2005                                     2004
                         -------------------------------------------------------------------------------
                           PRINCIPAL BALANCE   % OF LOANS (BY    PRINCIPAL BALANCE AT    % OF LOANS (BY
                            AT ORIGINATION        PRINCIPAL           ORIGINATION            PRINCIPAL
                                                   BALANCE)                                  BALANCE)

Single Family              $1,724,621,035.47        67.23%          $1,292,592,624.91         71.94%
Manufactured Home                $491,343.00         0.02%                 $25,000.00          0.00%
Lo-rise Condo                $216,661,709.10         8.45%            $149,838,760.65          8.34%
Hi-rise Condo                 $13,059,865.50         0.51%              $2,916,085.00          0.16%
2 Units                       $75,617,717.90         2.95%             $21,923,430.00          1.22%
Hotel Condo                      $139,370.00         0.01%                      $0.00          0.00%
3 Units                        $3,210,825.00         0.13%                 $46,000.00          0.00%
4 Units                          $829,945.00         0.03%                 $58,500.00          0.00%
5+ Units                               $0.00         0.00%                 $34,400.00          0.00%
Planned Unit Development     $530,602,694.76        20.68%            $329,381,900.84         18.33%
Co-operative                      $47,340.00         0.00%                      $0.00          0.00%
Total                      $2,565,281,845.73       100.00%          $1,796,816,701.40        100.00%

                         ------------------------------------
                                         2003
                         ------------------------------------
                          PRINCIPAL BALANCE      % OF LOANS
                           AT ORIGINATION      (BY PRINCIPAL
                                                  BALANCE)

Single Family               $173,667,622.26        76.90%
Manufactured Home                $25,005.00         0.01%
Lo-rise Condo                $17,460,358.00         7.73%
Hi-rise Condo                   $228,080.00         0.10%
2 Units                         $545,080.00         0.24%
Hotel Condo                      $16,320.00         0.01%
3 Units                         $383,300.00         0.17%
4 Units                         $144,150.00         0.06%
5+ Units
Planned Unit Development     $33,375,097.10        14.78%
Co-operative                          $0.00         0.00%
Total                       $225,845,012.36       100.00%

                                       22

                   PERFORMANCE REPORT -- ORIGINATION YEAR 2003

                                             1 PAYMENT
DISTRIBUTION    ACTUAL POOL                     DELQ      1 PAYMENT    1 PAYMENT
   MONTH          ASSETS       ACTUAL UPB    # OF ACCTS    DELQ BAL    DELQ BAL %
------------    -----------   ------------   ----------   ----------   ----------

  03/31/2006            881    $28,351,984           26     $750,983        2.65%
  02/28/2006            941    $30,926,621           38   $1,264,095        4.09%
  01/31/2006          1,001    $33,513,167           41   $1,242,279        3.71%
  12/31/2005          1,074    $36,239,708           41   $1,323,414        3.65%
  11/30/2005          1,222    $41,644,198           56   $1,936,252        4.65%
  10/31/2005          1,354    $46,715,126           58   $1,856,574        3.97%
  09/30/2005          1,459    $50,847,748           42   $1,577,298        3.10%
  08/31/2005          1,583    $55,871,438           53   $1,827,116        3.27%
  07/31/2005          1,742    $62,329,012           52   $1,869,962        3.00%
  06/30/2005          1,857    $66,772,920           65   $2,354,919        3.53%
  05/31/2005          2,022    $73,464,911           59   $2,059,388        2.80%
  04/30/2005          2,170    $79,603,327           52   $1,752,065        2.20%
  03/31/2005          2,342    $87,629,055           64   $2,400,985        2.74%
  02/28/2005          2,548    $96,434,275           67   $2,526,003        2.62%
  01/31/2005          2,734   $104,777,436           65   $2,544,230        2.43%
  12/31/2004          2,931   $113,911,885           62   $2,353,455        2.07%
  11/30/2004          3,206   $126,088,016           83   $3,435,130        2.72%
  10/31/2004          3,469   $138,981,627           69   $2,688,136        1.93%
  09/30/2004          3,741   $152,122,027           72   $2,734,298        1.80%
  08/31/2004          3,969   $163,356,808           68   $2,345,699        1.44%
  07/31/2004          4,182   $173,911,872           61   $2,472,951        1.42%
  06/30/2004          4,382   $183,053,379           50   $2,121,184        1.16%
  05/31/2004          4,566   $192,026,172           59   $2,402,681        1.25%
  04/30/2004          4,709   $198,974,150           33   $1,384,878        0.70%
  03/31/2004          4,845   $205,852,322           38   $1,535,283        0.75%
  02/29/2004          4,969   $211,844,894           42   $1,950,847        0.92%
  01/31/2004          5,034   $214,992,496           41   $1,519,914        0.71%

                2 PAYMENT                              3 PAYMENT
DISTRIBUTION       DELQ      2 PAYMENT    2 PAYMENT       DELQ      3 PAYMENT    3 PAYMENT
   MONTH        # OF ACCTS    DELQ BAL    DELQ BAL %   # OF ACCTS    DELQ BAL    DELQ BAL %
------------    ----------   ----------   ----------   ----------   ----------   ----------

  03/31/2006            11     $352,071        1.24%           13     $357,662        1.26%
  02/28/2006            19     $611,533        1.98%           10     $253,660        0.82%
  01/31/2006            19     $687,990        2.05%           15     $528,086        1.58%
  12/31/2005            26     $916,791        2.53%           20     $585,501        1.62%
  11/30/2005            33     $985,955        2.37%           18     $650,378        1.56%
  10/31/2005            22     $823,284        1.76%           22     $643,093        1.38%
  09/30/2005            31     $921,984        1.81%           14     $509,778        1.00%
  08/31/2005            30   $1,036,564        1.86%           22     $911,419        1.63%
  07/31/2005            36   $1,245,044        2.00%           22     $693,159        1.11%
  06/30/2005            26     $734,216        1.10%           28     $953,538        1.43%
  05/31/2005            33   $1,042,084        1.42%           28   $1,111,319        1.51%
  04/30/2005            35   $1,175,745        1.48%           16     $662,414        0.83%
  03/31/2005            27   $1,056,470        1.21%           18     $870,227        0.99%
  02/28/2005            32   $1,278,380        1.33%           20     $941,687        0.98%
  01/31/2005            31   $1,258,988        1.20%           30   $1,427,550        1.36%
  12/31/2004            39   $1,765,548        1.55%           29     $963,133        0.85%
  11/30/2004            39   $1,473,787        1.17%           28   $1,100,513        0.87%
  10/31/2004            38   $1,397,009        1.01%           22     $812,271        0.58%
  09/30/2004            31     $977,695        0.64%           20     $751,255        0.49%
  08/31/2004            29   $1,001,168        0.61%           19     $843,559        0.52%
  07/31/2004            28   $1,106,392        0.64%           25     $996,507        0.57%
  06/30/2004            32   $1,248,462        0.68%           18     $669,269        0.37%
  05/31/2004            22     $827,911        0.43%           15     $535,489        0.28%
  04/30/2004            22     $985,702        0.50%           15     $745,719        0.37%
  03/31/2004            18     $868,200        0.42%           11     $521,239        0.25%
  02/29/2004            17     $766,087        0.36%            7     $320,879        0.15%
  01/31/2004             9     $475,814        0.22%            5     $372,761        0.17%

                                       23

             PERFORMANCE REPORT -- ORIGINATION YEAR 2003 (CONTINUED)

                4 + PAYMENT
DISTRIBUTION       DELQ       4+ PAYMENT   4+ PAYMENT    PRE-FCL     PRE-FCL     PRE-FCL
   MONTH        # OF ACCTS     DELQ BAL    DELQ BAL %   # OF ACCTS     BAL      DELQ BAL %
------------    -----------   ----------   ----------   ----------   --------   ----------

  03/31/2006             96   $3,172,255       11.19%            2   $106,909        0.38%
  02/28/2006             99   $3,417,607       11.05%            0         $0        0.00%
  01/31/2006            100   $3,288,836        9.81%            2    $67,626        0.20%
  12/31/2005             99   $3,345,416        9.23%            2    $69,021        0.19%
  11/30/2005             99   $3,351,983        8.05%            4   $187,880        0.45%
  10/31/2005             97   $3,444,301        7.37%            2   $122,111        0.26%
  09/30/2005             98   $3,564,029        7.01%            4   $204,912        0.40%
  08/31/2005            101   $3,691,214        6.61%            4   $173,408        0.31%
  07/31/2005            110   $4,235,744        6.80%            4   $173,408        0.28%
  06/30/2005             95   $3,884,173        5.82%            5   $166,389        0.25%
  05/31/2005             96   $3,859,003        5.25%            3    $60,851        0.08%
  04/30/2005             98   $3,909,948        4.91%            5   $116,101        0.15%
  03/31/2005             92   $3,615,539        4.13%            7   $222,031        0.25%
  02/28/2005             96   $3,668,871        3.80%            9   $302,576        0.31%
  01/31/2005             85   $3,088,040        2.95%            8   $280,290        0.27%
  12/31/2004             75   $2,913,890        2.56%            6   $194,584        0.17%
  11/30/2004             65   $2,557,448        2.03%            4   $141,372        0.11%
  10/31/2004             60   $5,577,559        1.85%            2    $79,359        0.06%
  09/30/2004             60   $2,647,155        1.74%            4   $167,392        0.11%
  08/31/2004             49   $2,189,537        1.34%            8   $362,685        0.22%
  07/31/2004             39   $1,867,884        1.07%            4   $160,361        0.09%
  06/30/2004             31   $1,552,633        0.85%            5   $197,700        0.11%
  05/31/2004             27   $1,440,927        0.75%           10   $416,445        0.22%
  04/30/2004             25   $1,235,303        0.62%            8   $289,088        0.15%
  03/31/2004             26   $1,357,193        0.66%            4   $123,840        0.06%
  02/29/2004             22   $1,201,512        0.57%            2    $60,352        0.03%
  01/31/2004             22   $1,063,314        0.50%            0         $0        0.00%

                                                                                      # OF ACCTS
DISTRIBUTION    DELQ TOTAL   DELQ TOTAL   DELQ TOTAL                                   PAID OFF    CUMULATIVE
   MONTH          COUNT         UPB         BAL %      REO COUNT   REO UPB    REO %    IN MONTH     NET LOSS
------------    ----------   ----------   ----------   ---------   --------   -----   ----------   -----------

  03/31/2006           148   $4,739,880       16.72%          11   $348,807   1.23%           56   -$5,674,951
  02/28/2006           166   $5,546,895       17.94%          13   $451,694   1.46%           54   -$5,387,778
  01/31/2006           177   $5,814,817       17.35%          15   $592,203   1.77%           66   -$5,135,656
  12/31/2005           188   $6,240,143       17.22%          16   $626,326   1.73%           84   -$4,935,828
  11/30/2005           210   $7,112,448       17.08%          15   $593,864   1.43%          122   -$4,685,019
  10/31/2005           201   $6,889,363       14.75%          18   $720,375   1.54%           95   -$4,302,489
  09/30/2005           189   $6,778,001       13.33%          17   $723,503   1.42%          112   -$2,452,681
  08/31/2005           210   $7,639,721       13.67%          15   $620,268   1.11%          144   -$2,256,665
  07/31/2005           224   $8,217,317       13.18%           9   $371,213   0.60%          113   -$2,078,784
  06/30/2005           219   $8,093,235       12.12%          10   $394,923   0.59%          149   -$1,997,103
  05/31/2005           219   $8,132,645       11.07%          10   $374,712   0.51%          141   -$1,812,661
  04/30/2005           206   $7,616,273        9.57%          11   $435,410   0.55%          170   -$1,662,684
  03/31/2005           208   $8,165,252        9.32%          12   $459,202   0.52%          195   -$1,657,442
  02/28/2005           224   $8,717,517        9.04%          10   $417,879   0.43%          181   -$1,560,800
  01/31/2005           219   $8,599,098        8.21%          10   $426,297   0.41%          191   -$1,374,091
  12/31/2004           211   $8,190,610        7.19%           9   $385,304   0.34%          268   -$1,342,734
  11/30/2004           219   $8,708,250        6.91%           4   $201,554   0.16%          257   -$1,331,090
  10/31/2004           191   $7,554,334        5.44%           2   $122,298   0.09%          262   -$1,178,786
  09/30/2004           187   $7,277,795        4.78%           1    $28,445   0.02%          221     -$870,383
  08/31/2004           173   $6,742,648        4.13%           2   $105,442   0.06%          206     -$848,485
  07/31/2004           157   $6,604,095        3.80%           2   $105,442   0.06%          193     -$690,259
  06/30/2004           136   $5,789,248        3.16%           1    $76,997   0.04%          179     -$537,094
  05/31/2004           133   $5,623,453        2.93%           1    $76,997   0.04%          134     -$477,573
  04/30/2004           103   $4,640,690        2.33%           0         $0   0.00%          130     -$206,394
  03/31/2004            97   $4,405,755        2.14%           0         $0   0.00%          112      -$89,894
  02/29/2004            90   $4,299,677        2.03%           0         $0   0.00%           64      -$71,396
  01/31/2004            77   $3,451,803        1.61%           0         $0   0.00%           50            $0

   TOTAL ORIGIN ATIONS                           AGGREGATE
DURING ORIGINATION YEAR                         ORIGINATION
          2003               # OF ASSETS          BALANCE
                             -----------      ---------------
                               5,264          $225,845,012.36

Note: All percentages are based upon aggregate balances (i.e. "Actual UPB") as of the end of the related month.

                                       24

                   PERFORMANCE REPORT -- ORIGINATION YEAR 2004

                                               1 PAYMENT
DISTRIBUTION    ACTUAL POOL                       DELQ       1 PAYMENT    1 PAYMENT
   MONTH          ASSETS        ACTUAL UPB     # OF ACCTS    DELQ BAL     DELQ BAL %
------------    -----------   --------------   ----------   -----------   ----------

  03/31/2006          8,526     $327,928,560          251    $9,487,221        2.89%
  02/28/2006          8,963     $347,943,777          299   $12,012,132        3.45%
  01/31/2006          9,371     $366,708,749          359   $13,009,203        3.55%
  12/31/2005          9,839     $389,188,937          372   $13,435,309        3.45%
  11/30/2005         25,695   $1,016,640,414          796   $29,571,505        2.91%
  10/31/2005         27,166   $1,084,407,628          812   $28,761,291        2.65%
  09/30/2005         28,756   $1,158,322,923          680   $25,241,560        2.18%
  08/31/2005         30,351   $1,233,932,894          665   $25,782,356        2.09%
  07/31/2005         32,140   $1,318,202,798          677   $25,680,122        1.95%
  06/30/2005         33,591   $1,387,048,146          615   $24,660,379        1.78%
  05/31/2005         35,092   $1,459,021,597          592   $23,892,936        1.64%
  04/30/2005         36,330   $1,518,870,426          525   $21,395,308        1.41%
  03/31/2005         37,385   $1,572,444,597          466   $18,860,984        1.20%
  02/28/2005         38,409   $1,623,901,201          442   $17,643,435        1.09%
  01/31/2005         39,058   $1,657,695,674          427   $18,178,942        1.10%

                2 PAYMENT                               3 PAYMENT
DISTRIBUTION       DELQ       2 PAYMENT    2 PAYMENT       DELQ       3 PAYMENT    3 PAYMENT
   MONTH        # OF ACCTS    DELQ BAL     DELQ BAL %   # OF ACCTS    DELQ BAL     DELQ BAL %
------------    ----------   -----------   ----------   ----------   -----------   ----------

  03/31/2006           155    $5,818,646        1.77%          123    $4,834,497        1.47%
  02/28/2006           193    $7,166,211        2.06%          150    $5,534,453        1.59%
  01/31/2006           188    $7,025,935        1.92%          159    $6,172,639        1.68%
  12/31/2005           222    $8,487,149        2.18%          176    $6,821,440        1.75%
  11/30/2005           503   $18,136,231        1.78%          300   $10,943,804        1.08%
  10/31/2005           400   $15,026,200        1.39%          288   $11,442,904        1.06%
  09/30/2005           387   $14,992,432        1.29%          240    $9,321,781        0.80%
  08/31/2005           345   $13,199,116        1.07%          229    $9,508,301        0.77%
  07/31/2005           343   $14,468,783        1.10%          232    $9,439,488        0.72%
  06/30/2005           337   $13,761,106        0.99%          189    $7,446,463        0.54%
  05/31/2005           275   $11,252,592        0.77%          184    $7,949,018        0.54%
  04/30/2005           235    $9,967,293        0.66%          158    $6,386,545        0.42%
  03/31/2005           213    $8,585,511        0.55%          140    $5,747,757        0.37%
  02/28/2005           216    $9,182,596        0.57%          150    $5,803,372        0.36%
  01/31/2005           217    $8,326,217        0.50%          138    $5,973,350        0.36%

             PERFORMANCE REPORT - ORIGINATION YEAR 2004 (CONTINUED)

                4 + PAYMENT
DISTRIBUTION       DELQ       4+ PAYMENT    4+ PAYMENT    PRE-FCL      PRE-FCL      PRE-FCL
   MONTH        # OF ACCTS     DELQ BAL     DELQ BAL %   # OF ACCTS      BAL       DELQ BAL %
------------    -----------   -----------   ----------   ----------   ----------   ----------

  03/31/2006            601   $23,234,829        7.09%           31   $1,340,092        0.41%
  02/28/2006            621   $24,570,744        7.06%           13     $709,148        0.20%
  01/31/2006            633   $24,183,903        6.59%           18     $860,018        0.23%
  12/31/2005            599   $23,654,627        6.08%           13     $646,328        0.17%
  11/30/2005            867   $33,819,530        3.33%           20   $1,094,808        0.11%
  10/31/2005            766   $29,860,190        2.75%           17     $974,131        0.09%
  09/30/2005            671   $26,705,231        2.31%           18   $1,058,771        0.09%
  08/31/2005            599   $24,110,061        1.95%           11     $631,732        0.05%
  07/31/2005            501   $20,358,071        1.54%           14     $668,512        0.05%
  06/30/2005            439   $18,591,030        1.34%           13     $591,224        0.04%
  05/31/2005            375   $15,722,851        1.08%            7     $306,365        0.02%
  04/30/2005            310   $13,035,632        0.86%           10     $462,881        0.03%
  03/31/2005            279   $11,815,915        0.75%           11     $530,263        0.03%
  02/28/2005            211    $8,983,844        0.55%           18     $843,315        0.05%
  01/31/2005            137    $5,470,294        0.33%           13     $561,967        0.03%

                                                                                         # OF ACCTS
DISTRIBUTION    DELQ TOTAL   DELQ TOTAL    DELQ TOTAL                                     PAID OFF    CUMULATIVE
   MONTH          COUNT          UPB         BAL %      REO COUNT    REO UPB     REO %    IN MONTH     NET LOSS
------------    ----------   -----------   ----------   ---------   ----------   -----   ----------   -----------

  03/31/2006         1,161   $44,715,285       13.64%          70   $2,828,150   0.86%          387   -$9,176,438
  02/28/2006         1,276   $49,992,688       14.37%          70   $2,802,918   0.81%          348   -$8,294,529
  01/31/2006         1,357   $51,251,698       13.98%          67   $2,773,118   0.76%          417   -$7,414,351
  12/31/2005         1,382   $53,044,853       13.63%          63   $2,579,492   0.66%          504   -$6,356,747
  11/30/2005         2,486   $93,565,878        9.20%          58   $2,385,045   0.23%        1,409   -$6,065,448
  10/31/2005         2,283   $86,064,716        7.94%          60   $2,217,342   0.20%        1,524   -$5,701,808
  09/30/2005         1,996   $77,319,775        6.68%          63   $2,379,201   0.21%        1,525   -$4,507,494
  08/31/2005         1,849   $73,231,566        5.93%          51   $2,065,356   0.17%        1,710   -$3,591,414
  07/31/2005         1,767   $70,614,976        5.36%          46   $1,769,133   0.13%        1,397   -$2,865,584
  06/30/2005         1,593   $65,050,202        4.69%          35   $1,348,745   0.10%        1,448   -$2,438,804
  05/31/2005         1,433   $59,123,762        4.05%          28     $992,372   0.07%        1,194   -$1,832,094
  04/30/2005         1,238   $51,247,659        3.37%          26     $963,997   0.06%        1,012   -$1,514,211
  03/31/2005         1,109   $45,540,430        2.90%          24     $944,085   0.06%          984   -$1,169,519
  02/28/2005         1,037   $42,456,562        2.61%          19     $697,789   0.04%          628   -$1,046,824
  01/31/2005           932   $38,510,770        2.32%          12     $503,619   0.03%          461     -$778,279

TOTAL ORIGINATIONS                                AGGREGATE
DURING ORIGINATION                               ORIGINATION
    YEAR 2004                # OF ASSETS           BALANCE
                             -----------      -----------------
                               41,586         $1,796,816,701.40

Note: All percentages are based upon aggregate balances (i.e. "Actual UPB") as of the end of the related month.

                                       25

                   PERFORMANCE REPORT -- ORIGINATION YEAR 2005

                                               1 PAYMENT
DISTRIBUTION    ACTUAL POOL                       DELQ       1 PAYMENT    1 PAYMENT
   MONTH          ASSETS        ACTUAL UPB     # OF ACCTS    DELQ BAL     DELQ BAL %
------------    -----------   --------------   ----------   -----------   ----------

  03/31/2006         35,638   $1,623,760,034          676   $30,789,761        1.90%
  02/28/2006         36,289   $1,658,580,523          659   $30,684,150        1.85%
  01/31/2006         36,774   $1,686,352,850          638   $28,248,487        1.68%

                2 PAYMENT                              3 PAYMENT
DISTRIBUTION       DELQ       2 PAYMENT   2 PAYMENT       DELQ       3 PAYMENT     3 PAYMENT
   MONTH        # OF ACCTS    DELQ BAL    DELQ BAL %   # OF ACCTS     DELQ BAL     DELQ BAL %
------------    ----------   -----------  ----------   ----------   ------------   ----------

  03/31/2006           364   $17,505,977       1.08%          227    $11,007,138      0.68%
  02/28/2006           337   $15,947,611       0.96%          218    $10,073,530      0.61%
  01/31/2006           300   $14,099,399       0.84%          216     $9,682,976      0.57%

             PERFORMANCE REPORT - ORIGINATION YEAR 2005 (CONTINUED)

                4 + PAYMENT
DISTRIBUTION       DELQ       4+ PAYMENT    4+ PAYMENT    PRE-FCL      PRE-FCL      PRE-FCL
   MONTH        # OF ACCTS     DELQ BAL     DELQ BAL %   # OF ACCTS      BAL       DELQ BAL %
------------    -----------   -----------   ----------   ----------   ----------   ----------

  03/31/2006            534   $24,557,375        1.51%           22   $1,278,938        0.08%
  02/28/2006            457   $20,573,883        1.24%           11     $716,130        0.04%
  01/31/2006            361   $15,937,428        0.95%           11     $769,149        0.05%

                                                                                         # OF ACCTS
DISTRIBUTION    DELQ TOTAL   DELQ TOTAL    DELQ TOTAL                                     PAID OFF    CUMULATIVE
   MONTH          COUNT          UPB         BAL %      REO COUNT    REO UPB     REO %    IN MONTH     NET LOSS
------------    ----------   -----------   ----------   ---------   ----------   -----   ----------   -----------

  03/31/2006         1,823   $85,139,189        5.24%          23   $1,139,342   0.07%          608     -$938,435
  02/28/2006         1,682   $77,995,304        4.70%          18     $998,610   0.06%          457     -$424,089
  01/31/2006         1,526   $68,737,439        4.08%          18   $1,007,830   0.06%          342     -$209,788

   TOTAL ORIGINATIONS                             AGGREGATE
DURING ORIGINATION YEAR                          ORIGINATION
          2005               # OF ASSETS           BALANCE
                             -----------      -----------------
                                55,918        $2,565,281,845.73

Note: All percentages are based upon aggregate balances (i.e. "Actual UPB") as of the end of the related month.

                                       26

PERFORMANCE REPORT DEFINITIONS

Actual UPB
      Unpaid principal balance ("UPB") as of the month-end for all active accounts

1 Payment Delq # of Accts
      Number of accounts delinquent more than 29 and less than 60 days, for the respective month, not including foreclosure or Real Estate Owned ("REO")

1 Payment Delq Bal
      UPB for accounts delinquent more than 29 and less than 60 days, for the respective month, not including foreclosure or REO

1 Payment Delq Bal %
      Percentage of accounts delinquent more than 29 and less than 60 days in relationship to the Actual UPB, for the respective month, not including foreclosure or REO

2 Payment Delq # of Accts
      Number of accounts delinquent more than 59 and less than 90 days, for the respective month, not including foreclosure or REO

2 Payment Delq Bal
      UPB for accounts delinquent more than 59 and less than 90 days, for the respective month, not including foreclosure or REO

2 Payment Delq Bal %
      Percentage of accounts delinquent more than 59 and less than 90 days in relationship to the Actual UPB, for the respective month, not including foreclosure or REO

3 Payment Delq # of Accts
      Number of accounts delinquent more than 89 and less than 120 days, for the respective month, not including foreclosure or REO

3 Payment Delq Bal
      UPB for accounts delinquent more than 89 and less than 120 days, for the respective month, not including foreclosure or REO

3 Payment Delq Bal %
      Percentage of accounts delinquent more than 89 and less than 120 days in relationship to the Actual UPB, for the respective month, not including foreclosure or REO

                                       27

4 Payment Delq # of Accts
      Number of accounts delinquent more than 119 days, for the respective month, not including foreclosure or REO

4 Payment Delq Bal
      UPB for accounts delinquent more than 119 days, for the respective month, not including foreclosure or REO

4 Payment Delq Bal %
      Percentage of accounts delinquent more than 119 days in relationship to the Actual UPB, for the respective month, not including foreclosure or REO

Pre-FCL # of Accts
      Number of loans in the pre-foreclosure process, not including foreclosure or REO

Pre-FCL Bal
      UPB for loans in the pre-foreclosure process, not including foreclosure or
      REO

Pre-FCL Delq Bal %
      Percentage of accounts in the foreclosure process in relationship to the
      Actual UPB, for the respective month, not including foreclosure or REO

Delq Total Count
      Combined total number of all delinquent accounts 30 days delinquent through pre-foreclosure, for the respective month, not including foreclosure or REO

Delq Total UPB
      Total UPB for all delinquent accounts 30 days delinquent through pre-foreclosure, for the respective month, not including foreclosure or
      REO

Delq Total Bal %
      Percentage of all delinquent accounts 30 days delinquent through pre-foreclosure relative to the Actual UPB, for the respective month, not including foreclosure or REO

REO Count
      Number of Accounts in the REO and post-foreclosure process, for the respective month

REO UPB
      UPB for accounts in the REO and post-foreclosure process, for the respective month

REO %
      Percentage of accounts in the REO and post-foreclosure process relative to the Actual UPB, for the respective month

# of Accts Paid Off in Month
      Number of accounts that paid-off in the respective month (does not include accounts that were sold to unaffiliated parties or charged-off by
      Countrywide)

                                       28

Cumulative Net Loss
      The cumulative sum for all losses for all realized losses for all accounts from deal inception after taking into account mortgage insurance proceeds, up to the respective month

NOTE: The delinquency calculation methods used are:

    Office of Thrift Supervision (OTS)
    1 Payment Delq includes loans that are 30-59 Days Delinquent.
    2 Payment Delq includes loans that are 60-89 Days Delinquent.
    3 Payment Delq includes loans that are 90-119 Days Delinquent.
    4+ Payment Delq includes loans that are more than 119 Days Delinquent.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-SPS1 (the
"CERTIFICATES") will consist of the Class A, Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class
A-R, Class P, Class C and Class R Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

       DESIGNATION                                   CLASS OF CERTIFICATES
-------------------------   ---------------------------------------------------------------------------

Subordinated Certificates   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                            M-7, Class M-8, Class M-9 and Class B Certificates

Fixed Rate Certificates     Subordinated Certificates

Offered Certificates        Class A Certificates, Subordinated Certificates and Class A-R Certificates

Private Certificates        Class P, Class C and Class R Certificates

The Certificates are generally referred to as the following types:

                      CLASS                                   TYPE
-------------------------------------------------    -----------------------
Class A Certificates                                 Senior/Floating Rate

Class A-R Certificates                               REMIC Residual

Class M-1, Class M-2, Class M-3, Class M-4, Class
  M-5, Class M-6, Class M-7, Class M-8, Class M-9
  and Class B Certificates                           Subordinate/Fixed Rate

Class P                                              Prepayment Charges

Class C                                              Residual

Class R                                              Charge-off

                                       29

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may
elect to hold their Book-Entry Certificates through the Depository Trust Company
("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System
("EUROCLEAR"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of
Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry
Certificates may be held in minimum denominations representing Certificate
Principal Balances of $20,000 and integral multiples of $1 in excess thereof.
Except as set forth under "Description of the Securities--Book-Entry
Registration of Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE
CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.
Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC. See
"Description of the Securities--Book-Entry Registration of Securities" in the
prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Offered
Certificates, the aggregate outstanding principal balance of all Certificates of the class, less:

            (1)   all amounts previously distributed to holders of Certificates of that class as payments of principal;

            (2)   the Applied Realized Loss Amounts allocated to the class;

      provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Offered
Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of
Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class).

                                       30

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Offered Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid
Realized Loss Amount for that class or classes. Holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any
Accrual Period preceding the Distribution Date on which the increase occurs.

      "CHARGED-OFF LOAN PROCEEDS" means any Insurance Proceeds and all other net proceeds received with respect to a Charged-off Mortgage Loan after the related
Charge-off Date in connection with the partial or complete liquidation of a
Charged-off Mortgage Loan (whether through trustee's sale, foreclosure sale, the auction process described under "Servicing of the Mortgage Loans--Auction of
Charged-off Mortgage Loans" or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received after the related Charge-off Date with respect to any
Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a Charged-off Mortgage Loan (net of reimbursable expenses and the related auction fee).

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan, other than a
Charged-off Mortgage Loan, means the amount, if any, by which the sum of any
Liquidation Proceeds and Subsequent Recoveries exceed the sum of (a) the unpaid principal balance of the Mortgage Loan, (b) accrued interest on the Mortgage
Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan and (c) any fees or expenses payable or reimbursable to the Master Servicer.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). For the avoidance of doubt, Liquidation Proceeds do not include Charged-off Loan
Proceeds.

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Class A Certificates, the Business Day
      immediately preceding the Distribution Date, unless the Class A
      Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

                                       31

            (2)   in the case of the Offered Certificates other than the Class A
      Certificates, the last Business Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). Subsequent Recoveries do not include Charged-off Loan
Proceeds.

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date, means (i) for the Class A
Certificates, the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date)
to and including the day prior to the current Distribution Date and (ii) for the
Fixed Rate Certificates, the calendar month before the month of that
Distribution Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing
Certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate. As of the Initial Cut-off
Date, the weighted average Expense Fee Rate is expected to equal approximately
0.509% per annum.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing Certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Class A Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Distribution Date, (1) the Interest
Remittance Amount for that Distribution Date, less (2) the Trustee Fee for that
Distribution Date.

      "INTEREST REMITTANCE AMOUNT" means with respect to any Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period, less the related Master Servicing Fee,

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   any Seller Shortfall Interest Requirement, less

                                       32

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period.

      "NET RATE CAP" for each Distribution Date means the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted in the case of the Class A Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year.

      "NET RATE CARRYOVER" for a class of interest-bearing Certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

      The "PASS-THROUGH MARGIN" for the Class A Certificates is as follows:

CLASS OF CERTIFICATES                           PASS-THROUGH MARGIN
---------------------                           -------------------
                                                 (1)           (2)
                                               -------       -------
Class A...................................      0.110%        0.220%

____________
(1)   For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and the Class A
Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "--Calculation of One-Month LIBOR") plus the Pass-
      Through Margin for the class and Accrual Period, and

            (2)   the Net Rate Cap for the related Distribution Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed Rate
Certificates means a per annum rate equal to the lesser of:

            (1)   the per annum fixed rate for the class set forth in the table below, and

            (2)   the Net Rate Cap for the related Distribution Date.

                                       33

CLASS OF CERTIFICATES                                  PASS-THROUGH RATE
----------------------                                 -----------------
                                                       (1)           (2)
                                                   ----------    ----------
Class M-1.....................................       6.455%        6.955%
Class M-2.....................................       6.495%        6.995%
Class M-3.....................................       6.543%        7.043%
Class M-4.....................................       6.691%        7.191%
Class M-5.....................................       6.890%        7.390%
Class M-6.....................................       7.000%        7.500%
Class M-7.....................................       7.000%        7.500%
Class M-8.....................................       7.000%        7.500%
Class M-9.....................................       7.000%        7.500%
Class B.......................................       7.000%        7.500%

____________
(1)   For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of July 2006, August 2006 and September 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent
      Mortgage Loans, if any) (weighted on the basis of the Stated Principal
      Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b)   the product of (1) the amount on deposit in the Pre-Funding
      Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
      Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
      and the denominator of which is 12.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      A "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries and
Charged-off Loan Proceeds received through the last day of that Due Period)
exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount, as set forth below:

                                       34

DISTRIBUTION DATE                                  PERCENTAGE
-----------------                                  ----------

July 2008 - June 2009..........................    3.35% with respect to July 2008, plus an additional 1/12th of
                                                      4.15% for each month thereafter through June 2009

July 2009- June 2010...........................    7.50% with respect to July 2009, plus an additional 1/12th of
                                                      2.50% for each month thereafter through June 2010

July 2010 - June 2011..........................    10.00% with respect to July 2010, plus an additional 1/12th of
                                                      1.75% for each month thereafter through June 2011

July 2011 - June 2012..........................    11.75% with respect to July 2011, plus an additional 1/12th of
                                                      0.50% for each month thereafter through June 2012

July 2012 and thereafter.......................    12.25%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Certificates:

                           CLASS               PERCENTAGE
                  ----------------------    ---------------
                  A.....................         11.25%
                  M-1...................         13.00%
                  M-2...................         15.50%
                  M-3...................         17.25%
                  M-4...................         19.50%
                  M-5...................         22.25%
                  M-6...................         25.75%
                  M-7...................         30.75%
                  M-8...................         36.50%
                  M-9...................         42.75%
                  B.....................         52.25%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the Excess Cashflow.

      The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

                                       Initial Target      Stepdown Target
                                       Subordination        Subordination
                                         Percentage          Percentage
                                      ----------------    -----------------
Class M-1........................          30.30%              60.60%
Class M-2........................          25.70%              51.40%
Class M-3........................          22.90%              45.80%
Class M-4........................          20.35%              40.70%
Class M-5........................          17.80%              35.60%
Class M-6........................          15.40%              30.80%
Class M-7........................          13.00%              26.00%
Class M-8........................          10.95%              21.90%
Class M-9........................           9.35%              18.70%
Class B..........................           7.65%              15.30%

                                       35

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinated
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "OC ADJUSTED MEASURE" means an amount equal to the sum of

            (i)   15.30% of the aggregate Stated Principal Balance of the
      Mortgage Loans for the current Distribution Date,

            (ii)  the product of

                  (x)   a fraction, the numerator of which is (1) an amount
            equal to the excess, if any, of the aggregate Certificate Principal
            Balance of the Class M-7, Class M-8, Class M-9 and Class B
            Certificates as of the Closing Date over the aggregate Certificate
            Principal Balance of the Class M-7, Class M-8, Class M-9 and Class B
            Certificates for the related Distribution Date and the denominator of which is (2) the sum of the Initial Cut-off Date Pool Principal
            Balance and the original Pre-Funded Amount, the aggregate Stated
            Principal Balance,

                  (y)   2, and

                  (z)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the current Distribution Date.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OC MEASURE" means an amount equal to the sum of (i) 7.65% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded
Amount, (ii) the aggregate amount of Charged-off Loan Proceeds distributed to the Class M-7, Class M-8, Class M-9 and Class B Certificates on all prior
Distribution Dates pursuant to clause (3)(B) under
"--Distributions--Distributions of Charged-off Loan Proceeds" below and (iii)
the aggregate amount of Excess Cashflow distributed to the Class M-8, Class M-9 and Class B Certificates on all prior Distribution Dates pursuant to clause (5)
of the Excess Cashflow allocation described under "--Overcollateralization
Provisions" below.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the
Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date:

            (1)   prior to the Stepdown Date, an amount equal to the OC Measure,
      and

                                       36

            (2)   on or after the Stepdown Date, the greater of

                  (a) the OC Adjusted Measure, and

                  (b) the OC Floor;

      provided, however, that if a Trigger Event is in effect on any
Distribution Date, the Overcollateralization Target Amount will be the sum of
(i) the Overcollateralization Target Amount as in effect for the prior
Distribution Date, (ii) the aggregate amount of Charged-off Loan Proceeds distributed to the Class M-7, Class M-8, Class M-9 and Class B Certificates on
the prior Distribution Date pursuant to clause (3)(B) under
"--Distributions--Distributions of Charged-off Loan Proceeds" below and (iii)
the aggregate amount of Excess Cashflow distributed to the Class M-8, Class M-9 and Class B Certificates on the prior Distribution Date pursuant to clause (5)
of the Excess Cashflow allocation described under "--Overcollateralization
Provisions" below.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the
Certificate Principal Balance of the Offered Certificates as of the Distribution
Date (after giving effect to distribution of the Principal Remittance Amount to be made on the Distribution Date) and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account.

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date means the sum of:

            (1)   the Principal Remittance Amount for the Distribution Date,

            (2)   the Extra Principal Distribution Amount for the Distribution
      Date,

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom),

            minus

            (4)   the Overcollateralization Reduction Amount for the
      Distribution Date.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to any Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans,

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

                                       37

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period.

      "REALIZED LOSS" means (i) with respect to any defaulted Mortgage Loan other than a Charged-off Mortgage Loan, the excess of the Stated Principal
Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated and (ii) with respect to any
Charged-off Mortgage Loan, the Stated Principal Balance of the Charged-off
Mortgage Loan immediately preceding the related Charge-off Date.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date means the average of the Sixty-Day Delinquency Rates for the Distribution Date
and the two immediately preceding Distribution Dates.

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balance of the
            Class A Certificates has been reduced to zero, the Certificate
            Principal Balance of the Class A Certificates, or (ii) after the
            Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "SENIOR PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date,
will equal the excess of:

            (1)   the Certificate Principal Balance of the Class A Certificates
      immediately prior to such Distribution Date, over

            (2)   the lesser of (A) the product of approximately 28.90% and the aggregate Stated Principal Balance of the Mortgage Loans as of the Due
      Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B)
      the aggregate Stated Principal Balance of the Mortgage Loans as of the Due
      Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the
      OC Floor.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date means a fraction, expressed as a percentage, the numerator of which is the aggregate
Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or
more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate
Stated Principal Balance for the Distribution Date of all Mortgage Loans.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the Certificate Principal
      Balance of the Class A Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the Certificate Principal
      Balance of the Class A Certificates (after calculating anticipated

                                       38

      distributions on the Distribution Date) is less than or equal to 28.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date.

      "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION TARGET AMOUNT" for each class of Subordinated Certificates and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the Certificate Principal Balance of the Class A
            Certificates (after taking into account distribution of the Senior
            Principal Distribution Target Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of any
            classes of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the
            Subordinated Class Principal Distribution Target Amount(s) for the
            senior class(es) of Certificates for the Distribution Date), and

                  (c)   the Certificate Principal Balance of the subject class
            of Subordinated Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

      provided, however, that if a class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal
Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (i) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (ii) the sum of
(a) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class and (ii) the Charged-off Loan Proceeds previously distributed to such class in respect of Unpaid Realized Loss Amounts.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

                                       39

            (3)   all Insurance Proceeds, Liquidation Proceeds, Subsequent
      Recoveries and Charged-off Loan Proceeds,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
July 2006, August 2006 and September 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors--Bankruptcy or Insolvency May Affect the Timing
and Amount of Distributions on the Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage
      Loans--Adjustment to Master Servicing Fee in Connection with Certain
      Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent
      Recoveries with respect thereto but not Charged-off Loan Proceeds) with respect to which the Advance was made,

                                       40

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee and the Certificate Insurer an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent
      Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

                                       41

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under
"--Distributions" and may from time to time make withdrawals from the
Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

            (4)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made other than Charged-off Loan Proceeds and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the
      Certificate Account" above,

            (5)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under
      "--Withdrawals from the Certificate Account", and

            (6)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

                                       42

      o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

                                       43

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT(1)                     AMOUNT                GENERAL PURPOSE                SOURCE(2)                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

FEES

Master Servicing Fee /         One-twelfth of the Servicing Fee   Compensation       Collections with respect to            Monthly
Master Servicer                Rate multiplied by the Stated                         each Mortgage Loan and any
                               Principal Balance of each                             Liquidation Proceeds or
                               Mortgage Loan other than a                            Subsequent Recoveries
                               Charged-off Mortgage Loan(3)

Additional Servicing           o  Prepayment Interest             Compensation       Interest collections with         Time to time
Compensation / Master             Excess(4)                                          respect to each Mortgage Loan
Servicer
                               o  All late payment fees,          Compensation       Payments made by obligors         Time to time
                                  assumption fees and other                          with respect to the Mortgage
                                  similar charges (excluding                         Loans
                                  prepayment charges)

                               o  All investment income           Compensation       Investment income related to           Monthly
                                  earned on amounts on deposit                       the Certificate Account and
                                  in the Certificate Account and                     Distribution Account
                                  Distribution Account

                               o  Excess Proceeds(5)              Compensation       Liquidation Proceeds and          Time to time
                                                                                     Subsequent Recoveries with
                                                                                     respect to each Mortgage Loan

                               o  10% of Charged-off Loan         Compensation       Charged-off Loan Proceeds         Time to time
                                  Proceeds

Trustee Fee (the "TRUSTEE      One-twelfth of the Trustee Fee     Compensation       Interest Remittance Amount             Monthly
FEE") / Trustee                Rate multiplied by the sum of
                               (i) the aggregate Stated
                               Principal Balance of the
                               outstanding Mortgage Loans and
                               (ii) any amounts remaining in
                               the Pre-Funding Account
                               (excluding any investment
                               earnings thereon)(6)

EXPENSES

Insurance expenses / Master    Expenses incurred by the Master    Reimbursement of   To the extent the expenses        Time to time
Servicer                       Servicer                           Expenses           are covered by an insurance
                                                                                     policy with respect to the
                                                                                     Mortgage Loan

                                       44

    TYPE / RECIPIENT(1)                     AMOUNT                GENERAL PURPOSE                SOURCE(2)                FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

Servicing Advances / Master    To the extent of funds             Reimbursement of   With respect to each Mortgage     Time to time
Servicer                       available, the amount of any       Expenses           Loan, late recoveries of the
                               Servicing Advances                                    payments of the costs and
                                                                                     expenses, Liquidation
                                                                                     Proceeds, Subsequent
                                                                                     Recoveries, Charged-off Loan
                                                                                     Proceeds, purchase proceeds
                                                                                     or repurchase proceeds for
                                                                                     that Mortgage Loan(7)

Indemnification expenses /     Amounts for which the Sellers,     Indemnification    Amounts on deposit on the              Monthly
the Sellers, the Master        the Master Servicer, the NIM                          Certificate Account on any
Servicer, the NIM Insurer      Insurer and Depositor are                             Distribution Account Deposit
and the Depositor              entitled to indemnification(8)                        Date, following the transfer
                                                                                     to the Distribution Account

__________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage
      Loans--Adjustment to Master Servicing Fee in Connection with Certain
      Prepaid Mortgage Loans."

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans--Servicing Compensation
      and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "--Glossary of Terms--General Definitions."

(6)   The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(7)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)   Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       45

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Class A Certificates, any Interest Carry Forward
Amount. For each class of Subordinated Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "--Overcollateralization Provisions."

      All calculations of interest on the Class A Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      The Pass-Through Rate for the Class A Certificates is a floating rate that may change from Distribution Date to Distribution Date. Additionally, the
Pass-Through Rate for each of the interest-bearing Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of interest-bearing Certificates will be subject to the Net Rate Cap. See the related definitions in "--Glossary of
Terms--Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the Net Rate Cap, the holders of the applicable class of Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "--Overcollateralization Provisions".

      On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such
Interest Funds have been fully distributed:

            (1)   to the Class A Certificates, the Current Interest and Interest
      Carry Forward Amount for such class;

            (2)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in that order, the Current Interest for each such class; and

            (3)   the remaining Interest Funds, as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions"
      below.

                                       46

      Distributions of Principal. On each Distribution Date, the Principal
Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra
Principal Distribution Amount being applied thereafter):

      (1)   For each Distribution Date prior to the Stepdown Date or on which a
Trigger Event is in effect, in the following order:

            (A)   to the Class A Certificates, until its Certificate Principal
      Balance is reduced to zero;

            (B)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in that order, in each case until its Certificate Principal
      Balance is reduced to zero; and

            (C)   any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in the following order:

            (A)   in an amount up to the Senior Principal Distribution Target
      Amount, to the Class A Certificates, until its Certificate Principal
      Balance is reduced to zero; and

            (B)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in that order, the Subordinated Class Principal Distribution
      Target Amount for each such class, in each case until its Certificate
      Principal Balance is reduced to zero; and

            (C)   any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      Distributions of Charged-off Loan Proceeds. On each Distribution Date, the
Charged-off Loan Proceeds received during the related Due Period, if any, will be distributed sequentially in the following order:

      (1)   to the Class A Certificates, the Unpaid Realized Loss Amount for
such class (after taking into account all distributions on that Distribution
Date other than the distribution of Charged-off Loan Proceeds);

      (2)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates,
in that order, the Unpaid Realized Loss Amount for each such class (after taking into account all distributions on that Distribution Date other than the distribution of Charged-off Loan Proceeds);

      (3)   any remaining Charged-off Loan Proceeds, concurrently as follows:

            (A)   50% of the remaining Charged-off Loan Proceeds, to the Class R
      Certificates;

            (B)   50% of the remaining Charged-off Loan Proceeds, in the
      following order of priority:

                                       47

                  (i)   concurrently, to the Class M-7, Class M-8, Class M-9 and
            Class B Certificates, pro rata, based on their respective
            Certificate Principal Balances, to reduce their Certificate
            Principal Balances, until their respective Certificate Principal
            Balances are reduced to zero, and

                  (ii)  any remaining amount, to the Class C Certificates.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Offered
Certificates (as described above) and the Class C, Class R and Class P
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Offered Certificates by
approximately 7.65% of the sum of the Initial Cut-off Date Pool Principal
Balance and the original Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the interest-bearing Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the interest-bearing Certificates and the issuing entity's expenses will be used to reduce the total Certificate Principal Balance of the
Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each
Distribution Date as a payment of principal on the related class or classes of
Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss
Amounts in the amount and the priority described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (3) in
"--Distributions--Distributions of Interest" and clause (1)(C) or (2)(C), as applicable, in "--Distributions--Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

            (1)   to the class or classes of Offered Certificates then entitled to received distributions in respect of principal, to reduce their respective certificate principal balances, in an aggregate amount equal to the Extra Principal Distribution Amount, payable to those holders as part of the Principal Distribution Amount as described under
      "--Distributions--Distributions of Principal" above,

            (2)   to the Class A Certificates, the Unpaid Realized Loss Amount
      for such class,

            (3)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in each case, first in an amount equal to any Interest Carry
      Forward Amount for that class and Distribution Date, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

                                       48

            (4)   concurrently, to the classes of interest-bearing certificates, pro rata based on their respective Certificate Principal Balances to the extent needed to pay any unpaid Net Rate Carryover for each such class;
      and then any Excess Cashflow remaining after such allocation will be distributed to each class of interest-bearing Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover;

            (5)   if the Acceleration Tracking Amount has been reduced to zero, concurrently, to the Class M-8, Class M-9 and Class B Certificates, pro
      rata, based on their respective Certificate Principal Balances, to reduce their Certificate Principal Balances, until their respective Certificate
      Principal Balances are reduced to zero;

            (6)   to the Class C Certificates; and

            (7)   to the Class A-R Certificates, as specified in the pooling and servicing agreement, although it is intended that the Class A-R
      Certificates will not be entitled to any distributions in excess of its
      Certificate Principal Balance.

      The "ACCELERATION TRACKING AMOUNT" is a notional amount initially equal to
$12,900,000. Notional interest will accrue on the Acceleration Tracking Amount during each notional interest accrual period at a rate of 5.750% per annum on the basis of a 360 day year divided into twelve 30 day months, and any notional interest that has accrued and is not reduced on a Distribution Date as provided in the following sentence will be added to the notional amount of the
Acceleration Tracking Amount on that Distribution Date. The notional interest accrual period for the Acceleration Tracking Amount will be deemed to be a period of 30 days commencing on the immediately preceding Distribution Date to and ending on the day immediately preceding the current Distribution Date, or in the case of the first Distribution Date, it will be the actual number of days from and including the Closing Date to but excluding such Distribution Date. On each Distribution Date, an amount equal to the sum of (i) the aggregate amount of distributions on the Class C, Class P and Class R Certificates on such
Distribution Date and (ii) the Acceleration Limitation Interest Amount for such
Distribution Date, will be applied first, to reduce any notional interest accrued on the notional amount of the Acceleration Tracking Amount and second, to reduce the notional amount of the Acceleration Tracking Amount until the notional amount of the Acceleration Tracking Amount is reduced to zero.

      The "ACCELERATION LIMITATION INTEREST AMOUNT" for any Distribution Date is
an amount equal to the product of (i) the excess (if any) of (x) the lesser of
(a) One-Month LIBOR and (b) 9.470% over (y) 5.470%, (ii) an amount equal to the related Notional Balance for such Distribution Date, and (iii) the actual number of days in the related notional interest accrual period, divided by 360.

      The "NOTIONAL BALANCE" for each Distribution Date is as described in the following table:

               MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
              ----------------------------    ----------------------
               July 2006                           161,125,000
               August 2006                         158,555,480
               September 2006                      155,662,884
               October 2006                        152,419,420
               November 2006                       148,809,231
               December 2006                       144,816,015
               January 2007                        140,427,744
               February 2007                       135,627,335
               March 2007                          130,401,536
               April 2007                          124,667,098
               May 2007                            117,952,218
               June 2007                           111,292,729
               July 2007                           105,211,444
               August 2007 and thereafter                    0

                                       49

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Class A Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the
Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the related Accrual Period shall be calculated in accordance with the method described in the prospectus under "Description of the
Securities--Indices Applicable to Floating Rate and Inverse Floating Rate
Classes--BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next Accrual Period will be 5.302%.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Offered
Certificates exceeds the sum of the aggregate Stated Principal Balance of the
Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class
M-4, Class M-3, Class M-2, Class M-1 and Class A Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED
REALIZED LOSS AMOUNT."

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "--Glossary of
Terms--Definitions Related to Distribution Dates and Collections."

                                       50